                                                                    Exhibit 2.02
                                                                    ------------

                              AGREEMENT OF MERGER

     This Agreement of Merger (this "Agreement") is entered into as of August
                                     ---------
28, 1996 by and among Cooper & Chyan Technology, Inc., a Delaware corporation ("CCT"), CCT Acquisition Corp., a Massachusetts corporation that is a wholly-
 -----
owned subsidiary of CCT ("Newco"), and UniCAD, Inc., a Massachusetts corporation
                         -------
("UniCAD").
  ------

                                    RECITALS


     A. UniCAD was incorporated in the Commonwealth of Massachusetts on June 23, 1993.

     B. Newco was incorporated in the Commonwealth of Massachusetts on July 23, 1996 and, on the date hereof, has 100 shares of common stock, $0.01 par value per share ("Newco Common Stock"), issued and outstanding, all of which are
                  ------------------
owned by CCT.

     C. CCT and UniCAD have entered into an Agreement and Plan of Reorganization dated as of July 22, 1996 (the "Plan of Reorganization")
                                               ----------------------
providing for certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby.

     D. The Boards of Directors of UniCAD, CCT and Newco deem it advisable and in their mutual best interests and in the best interests of the stockholders of UniCAD and CCT and the sole stockholder of Newco that UniCAD be acquired by CCT through the merger (the "Merger") of Newco with and into UniCAD to be effected
                         ------
by this Agreement.

     E. The Boards of Directors of CCT, Newco and UniCAD and the stockholders of UniCAD and the sole stockholder of Newco have approved the Merger. The stockholders of CCT are not required to approve the Merger.

     F. All capitalized terms not defined herein shall have the meanings ascribed to them in the Plan of Reorganization.

                                   AGREEMENTS
                                   ----------

     The parties hereto hereby agree as follows:

                               ARTICLE I - MERGER

     1.1  The Merger.  Upon and subject to the terms and conditions of this
          ----------
Agreement and the Plan of Reorganization, Newco shall merge with and into UniCAD (with such merger referred to herein as the "Merger") at the Effective Time (as
                                             ------
defined below). From and after the Effective Time, the separate corporate existence of Newco shall cease and UniCAD shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). As used herein, the
                                ---------------------
"Effective Time" shall mean the time at which UniCAD and Newco file the Articles
- ---------------
of Merger prepared and executed in accordance with Section 78 of the Massachusetts Business Corporation Law (the "Massachusetts Law") with the
                                             -----------------
Secretary of the Commonwealth of the

Commonwealth of Massachusetts. The Merger shall have the effects set forth in
Section 80 of the Massachusetts Business Corporation Law.

     1.2  The Closing.  The closing of the transactions contemplated by the Plan
          ----------
of Reorganization (the "Closing") shall take place in accordance with the terms
                        -------
of the Plan of Reorganization.

     1.3  Actions at the Closing.  At the Closing, the parties shall take such
          ----------------------
actions as are described in the Plan of Reorganization.

     1.4  Additional Action.  The Surviving Corporation may, at any time after
          -----------------
the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either UniCAD or Newco, in order to consummate the Merger.

                       ARTICLE II - TERMS OF TRANSACTION

     2.1  Conversion of Shares.  Upon the effectiveness of the Merger, each then
          --------------------
outstanding share of UniCAD Common Stock, other than Dissenting Shares, will be converted solely into the right to receive the Applicable Fraction of a fully paid and nonassessable share of CCT Common Stock in accordance with the terms of the Plan of Reorganization. The "Applicable Fraction" is equal to the quotient of the Total Share Number divided by the sum of (a) the total number of issued and outstanding shares of UniCAD Common Stock immediately prior to the Effective Time and (b) the total number of shares of UniCAD Common Stock issuable upon exercise of all UniCAD Options outstanding and vested immediately prior to the Effective Time. The "Total Share Number" shall be 520,000, as long as the Per Share Price of CCT Common Stock is no lower than $11.20 and no higher than $16.80. If the Per Share Price is lower than $11.20, then the Total Share Number shall be the number determined as follows: (11.20 x 520,000) divided by the Per Share Price. If the Per Share Price is greater than $16.80, then the Total Share Number shall be the number determined as follows: (16.80 x 520,000) divided by the Per Share Price.

     2.2  UniCAD Stock Options.  Each UniCAD Option that is outstanding
          --------------------
immediately prior to the Effective Time will, by virtue of the Merger, be assumed by CCT and converted into an option to purchase the number of shares of CCT Common Stock equal to the number of shares of UniCAD Common Stock subject to such UniCAD Option at the Effective Time multiplied by the Applicable Fraction, at an exercise price per share of CCT Common Stock equal to the exercise price per share of UniCAD Common Stock that was in effect for such UniCAD Option immediately prior to the Effective Time divided by the Applicable Fraction, subject to rounding down to eliminate fractional options and subject to rounding up of the per share exercise price to the nearest whole cent, as provided in the Plan of Reorganization.

     2.3    Adjustments for Capital Changes.  If prior the Effective Time of the
            -------------------------------
Merger, CCT recapitalizes its outstanding stock (such as through a stock split or reverse stock split, a common stock dividend, etc.) then the number of shares of CCT Common Stock to be issued in the Merger (and upon the exercise of CCT Options issued in the Merger) shall be proportionally and appropriately adjusted to reflect such change.

     2.4    Dissenting Shares.  Holders of shares of UniCAD Common Stock
            -----------------
("UniCAD Stockholders") who have complied with all requirements for perfecting
- ---------------------
stockholders' rights of appraisal, as set forth in the applicable provisions of the Massachusetts Law, shall be entitled to their rights under the Massachusetts Law with respect to such shares (the "Dissenting Shares").
                                      -----------------

     2.5  Escrow.  At Closing (and thereafter, in the case of Escrow Shares
          ------
resulting from the exercise of CCT Options), CCT shall deliver to the Escrow Agent certificates representing the Escrow Shares. The Escrow Shares will be represented by certificates issued in the name of the Escrow Agent and will be held by the Escrow Agent from the Closing until the expiration of the Escrow Period as collateral for the indemnification obligations of the UniCAD Stockholders pursuant to the Plan of Reorganization and the Escrow Agreement.

     2.6  Effects of the Merger.  At the Effective Time:  (a) the separate
          ---------------------
existence of Newco will cease and Newco will be merged with and into UniCAD, and UniCAD will be the Surviving Corporation, pursuant to the terms of this Agreement of Merger, (b) the Articles of Organization of Newco will become the Articles of Organization of the Surviving Corporation, as provided in the Articles of Merger, (c) each share of Newco Common Stock outstanding immediately prior to the Effective Time will be converted into one share of Common Stock of the Surviving Corporation, (d) the Board of Directors and officers of the Surviving Corporation will be as specified by CCT in the Articles of Merger, (e) each share of UniCAD Common Stock outstanding immediately prior to the Effective Time will be converted as provided in Section 2.1; and (f) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.


               ARTICLE III - ARTICLES OF INCORPORATION AND BYLAWS

     3.1 From and after the Effective Date and until thereafter amended as provided by law, the Articles of Organization in the form of Schedule 1 hereto
                                                             ----------
and By-Laws in the form of Schedule 2 hereto shall be the Articles of
                           ----------
Organization and By-Laws of the Surviving Corporation.

 ARTICLE IV - DIRECTORS AND OFFICERS, PURPOSES, AND CAPITAL STOCK OF SURVIVING
                                  CORPORATION

     4.1  Directors and Officers.  The Board of Directors and officers of the
          ----------------------
Surviving Corporation will be as specified by CCT in the Articles of Merger after the Effective Time.

     4.2  Corporate Purposes.  The purposes of the Surviving Corporation shall
          ------------------
be the same purposes as set forth in Article II of the Articles of Organization of Newco as in effect immediately prior to the Effective Date.

     4.3  Capital Stock.  The authorized capital stock of the Surviving
          -------------
Corporation shall consist of 1,000 shares of Common Stock, par value $0.01 per share, of which 100 shares will be issued and outstanding.

                         ARTICLE V - STOCK CERTIFICATES

     5.1 As of the Effective Time, all shares of UniCAD Common Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist and will be converted into shares of CCT Common Stock pursuant to Article II.

     5.2. At or as soon as practicable after the Effective Time, each holder of shares of UniCAD Common Stock that are not Dissenting Shares or persons exercising option agreements to purchase UniCAD Common Stock (the "Option
                                                                   ------
Agreements") will surrender the certificate(s) for such shares (the "UniCAD
- ----------                                                           ------
Certificates") or Option Agreements, as the case may be, duly endorsed as
- ------------
requested by CCT, for cancellation.

     5.3 No dividends or distributions payable to holders of record of UniCAD Common Stock after the Effective Time, or cash payable in lieu of fractional shares, will be paid to the holder of any UniCAD Certificate(s).

                              ARTICLE VI - OPTIONS

     6.1  Assumption of Options.  Promptly after the Effective Time, CCT will
          ---------------------
notify in writing each holder of an Option of the assumption of the Option by CCT, and the number of shares of CCT Common Stock that are then subject to such option and the exercise price of such option, as determined pursuant to Article II.

                          ARTICLE VII - MISCELLANEOUS

     7.1 In the event of the termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of UniCAD, CCT or Newco or their respective officers or directors, except as otherwise provided in the Plan of Reorganization.

     7.2 This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.

     7.3 Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after approval of the UniCAD Stockholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the UniCAD Stockholders without obtaining such further approval.

     7.4 This Agreement and the Plan of Reorganization are intended to be construed together to effectuate their purpose. To the extent that any payment to be made or action to be taken is described in both this Agreement and the Plan of Reorganization, the parties acknowledge and agree that such payment shall be made and such action shall be taken only once to discharge each party's obligations under both agreements.

     7.5 The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Any litigation or other dispute resolution proceeding among the parties relating to this Agreement will take place in San Mateo, Santa Clara or San Francisco County, California. The parties consent to the personal jurisdiction of and the venue in the state and federal courts within such counties.



               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


COOPER & CHYAN TECHNOLOGY, INC.


- -------------------------------------
Robert D. Selvi
Chief Financial Officer


CCT ACQUISITION CORP.


- -------------------------------------
Robert D. Selvi
President & Treasurer


UNICAD, INC.


- -------------------------------------
Scott McLellan
President & Chief Executive Officer


- -------------------------------------
Steve Lui
Treasurer



                    [SIGNATURE PAGE TO AGREEMENT OF MERGER]

                                   Exhibit A
                                   ---------


     Following are the amendments to the Articles of Organization of UniCAD, Inc.

Article III
- -----------

     Common Stock 1,000 shares; par value $0.01.

Article VI
- ----------


     (a)   Any Business as Individual, etc. and through Joint Venture,
           ----------------------------------------------------------
Partnership, etc.  The Corporation may acquire and carry on any business,
- -----------------
operation or activity referred to in Article II to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or in conjunction or a joint venture or other arrangement with any Corporation, association, trust, firm or individual.

     (b)   Subsidiary.  The Corporation may carry on any business, operation or
           ----------
activity through a wholly or partly owned subsidiary.

     (c)   Partner.  The Corporation may be a partner in any business enterprise
           -------
which it would have power to conduct by itself.

     (d)   Amendment of By-Laws. The directors may make, amend or repeal the By-
           --------------------
Laws in whole or in part, except with respect to any provision thereof which by law or the By-Laws requires action by the stockholders.

     (e)   Stockholder Meetings.  Meetings of the stockholders may be held
           --------------------
anywhere in the United States.

     (f)   Corporate Accounts. The directors may specify the manner in which the
           ------------------
accounts of the Corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be paid-in surplus. The board of directors may allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be paid-in surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

     (g)   Acquisition of Own Shares.  The purchase or other acquisition or
           -------------------------
retention by the Corporation of shares of its own capital stock shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from the Corporation, except as and to the extent that the stockholders shall have provided at the time of authorizing such reduction.

     (h)   Directors' Officers' Compensation and Participation in Transactions
           -------------------------------------------------------------------
of the Corporation; Approval by Directors. The directors shall have the power to
- -----------------------------------------
fix from time to time
their compensation. No person shall be disqualified from holding any office by reason of any interest. In the absence of fraud, any director, officer or stockholder of this Corporation individually, or any individual having any interest in any concern in which any of such directors, officers, stockholders or individuals has any interest, may be a party to, or may be pecuniarily or otherwise interested in, any contract, transaction or other act of this Corporation, and

          (1) such contract, transaction or act shall not be in any way invalidated or otherwise affected by that fact;

          (2) no such director, officer, stockholder or individual shall be liable to account to this Corporation for any profit or benefit realized through any such contract, transaction or act; and

          (3) any such director of this Corporation may be counted in determining the existence of a quorum at any meeting of the directors or of any committee thereof which shall authorize any such contract, transaction or act, and may vote to authorize the same;

provided, however, that any contract, transaction or act in which any director or officer of this Corporation is so interested individually or as a director, officer, trustee or member of any concern which is not a subsidiary or affiliate of this Corporation, or in which any directors or officers are so interested as holder, collectively, of a majority of shares of capital stock or other beneficial interest at the time outstanding in any concern which is not a subsidiary or affiliate of this Corporation, shall be duly authorized or ratified by a majority of the directors who are not so interested, to whom the nature of such interest has been disclosed and who have made any findings required by law;

     the term "interest" including personal interest and interest as a director, officer, stockholder, shareholder, trustee, member or beneficiary of any concern;

     the term "concern" meaning any Corporation, association, trust, partnership, firm, person or other entity other than this Corporation; and

     the phrase "subsidiary or affiliate" meaning a concern in which a majority of the directors, trustees, partners or controlling persons is elected or appointed by the directors of this Corporation, or is constituted of the directors or officers of this Corporation.

To the extent permitted by law, the authorizing or ratifying vote of the holders of a majority of the shares of each class of the capital stock of this Corporation outstanding and entitled to vote for directors at any annual meeting or a special meeting duly called for the purpose (whether such vote is passed before or after judgment rendered in a suit with respect to such contract, transaction or act) shall validate any contract, transaction or act of this Corporation, or of the board of directors or any committee thereof, with regard to all stockholders of this Corporation, whether or not of record at the time of such vote, and with regard to all creditors and other claimants under this Corporation; provided, however, that

          A. with respect to the authorization or ratification of contracts, transactions or acts in which any of the directors, officers or stockholders of this Corporation have any interest, the nature of such contracts, transactions or acts and the interest of any director, officer or stockholder therein shall be summarized in the notice of any such statement or letter accompanying such notice, and shall be fully disclosed at any such meeting;

          B. the stockholders so voting shall have made any findings required by law;

          C. stockholders so interested may vote at any such meeting except to the extent otherwise provided by law; and

          D. any failure of the stockholders to authorize or ratify such contract, transaction or act shall not be deemed in any way to invalidate the same or to deprive this Corporation, its directors, officers or employees of its or their right to proceed with such contract, transaction or act.

No contract, transaction or act shall be avoided by reason of any provision of this paragraph (h) which would be valid but for such provision or provisions.

     (i)   Directors' Liability.  No director shall be personally liable to the
           --------------------
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate the liability of a director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     (j)   Indemnification of Directors, Officers and Others.  The Corporation
           -------------------------------------------------
shall indemnify each person who is or was a director or officer of the Corporation, and each person who is or was serving at the request of the Corporation as a director, trustee or officer of another organization in which it directly or indirectly owns shares or of which it is directly or indirectly a creditor, against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees and disbursements, reasonably incurred by him in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, whether civil, criminal, administrative or investigative before any court or administrative or legislative or investigative body, in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while in office or thereafter, by reason of his being or having been such a director, officer or trustee, or by reason of any action taken or not taken in any such capacity, except with respect to any matter as to which he shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation. Expenses, including but not limited to counsel fees and disbursements, so incurred by any such person in defending any such action, suit or proceeding may be paid from time to time by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person indemnified to repay the amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized hereunder.

     As to any matter disposed of by settlement by any such person, pursuant to a consent decree or otherwise, no such indemnification either for the amount of such settlement or for any other expenses shall be provided unless such settlement shall be approved as in the best interests of the

Corporation, after notice that it involves such indemnification, (a) by vote of a majority of the disinterested directors then in office (even though the disinterested directors be less than a quorum), or (b) by any disinterested person or persons to whom the question may be referred by vote of a majority of such disinterested directors, or (c) by vote of the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested person, or (d) by any disinterested person or persons to whom the question may be referred by vote of the holders of a majority of such stock. No such approval shall prevent the recovery from any such officer, director or trustee of any amounts paid to him or on his behalf as indemnification in accordance with the preceding sentence if such person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation.

     The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director, officer, or trustee may be entitled or which may lawfully be granted to him. As used herein, the terms "director", "officer", and "trustee" include their respective executors, administrators and other legal representatives, an "interested" person is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or had been pending or threatened, and a "disinterested" person is a person against whom no such action, suit or other proceeding is then or had been pending or threatened.

     By action of the Board of Directors, notwithstanding any interest of the directors in such action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors may from time to time deem appropriate, on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee or officer of another organization in which it directly or indirectly owns shares or of which it is directly or indirectly a creditor, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

     (k)   All Legal Powers.  The Corporation shall have all powers granted to
           ----------------
Corporations by the laws of the Commonwealth of Massachusetts, provided that no such power shall include any activity inconsistent with the Business Corporation Law or the general laws of said Commonwealth.